                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ----------------------

                                  FORM 8-K/A-1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

       (Date of Report): Date of earliest event reported: October 1, 1997


                             KEY ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)



        MARYLAND                        1-8038                 04-2648081
(State of Incorporation)       (Commission File Number)      (IRS Employer
                                                            Identification No.)

                         TWO TOWER CENTER, TENTH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                    (Address of Principal Executive Offices)

                                  908/247-4822
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 1, 1997, Key Four Corners, Inc., a wholly owned subsidiary of Key Energy Group, Inc. (the "Company"), completed an acquisition of substantially all of the assets of Big A Well Service Co., Sunco Trucking Co. and Justis Supply Co., Inc., each of which is a closely held New Mexico corporation (collectively, the "Sellers"). The assets acquired from the Sellers (the "Assets") consist of equipment and vehicles utilized in working over and servicing oil and gas wells, oil field fluid sales and services, oil and gas well drilling operations and the operation of a fabrication, repair and machine shop in the Four Corners area of the Southwest as well as certain real property and improvements located in Farmington, New Mexico. The consideration paid for the Assets was $28 million, subject to certain adjustments based on the Sellers' net working capital as of October 1, 1997, and 125,000 shares of common stock, par value $.10 per share, of the Company. The amount of such consideration, the cash portion of which was financed by the Company's credit facility and available cash balances, was determined by negotiations between the Company, the Sellers and the principal stockholder of Coleman Oil & Gas Co., the sole stockholder of all of the issued and outstanding capital stock of each of the Sellers. No material relationship exists between the Sellers or the principal stockholder of Coleman Oil & Gas Co. and the Company or any of its affiliates, any director or officer of the Company or any associate of any such officer or director. The Company intends for the assets of the Sellers to be used by Key Four Corners, Inc. in its well servicing operations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  (i) Report of Independent Auditors dated July 25, 1997

                  (ii) Coleman Oil & Gas, Inc. and Subsidiaries Balance Sheets as of October 31, 1995 and 1996 and the Nine Months Ended July 31, 1997

                  (iii) Coleman Oil & Gas, Inc. and Subsidiaries Statements of Earnings and Retained Earnings for the Years Ended October 31, 1995 and 1996 and the Nine Months Ended July 31, 1997 and 1996

                  (iv) Coleman Oil & Gas, Inc. and Subsidiaries Statements of Cash Flows for the Years Ended October 31, 1995 and 1996 and the Nine Months Ended July 31, 1997 and 1996

                  (v) Notes to Financial Statements

         (b)      Pro Forma Financial Information.

                  (i) Key Energy Group and Subsidiaries Unaudited Pro Forma Combined Balance Sheet as of September 30, 1997

                  (ii) Key Energy Group and Subsidiaries Unaudited Pro Forma Combined Statement of Operations for the Twelve Months Ended June 30, 1997

                  (iii) Key Energy Group and Subsidiaries Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended September 30, 1997


         (c)      Exhibits.

         The following exhibits, from which schedules have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

                  *2.1 Asset Purchase Agreement Among Key Four Corners, Inc., Key Energy Group, Inc., Coleman Oil & Gas Co., Big A Well Service Co., Sunco Trucking Co., Justis Supply Co., Inc. and George E.
         Coleman, dated September 2, 1997.

                  *2.2 Real Estate Purchase and Sale Agreement among Coleman Oil & Gas Co., George E. Coleman and Key Four Corners, Inc., dated as of October 1, 1997.

                  23.1 Consent of Chandler & Company LLP

---------------

*        Previously filed.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 15, 1997                   KEY ENERGY GROUP, INC.



                                              By: /s/ Francis D. John
                                                 -----------------------------
                                                 Francis D. John, President

                          Independent Auditors' Report



Board of Directors
Coleman Oil & Gas, Inc. and Subsidiaries


         We have audited the accompanying consolidated balance sheets of Coleman Oil & Gas, Inc. and Subsidiaries, as of October 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coleman Oil & Gas, Inc. and Subsidiaries as of October 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.


Farmington, New Mexico
July 25, 1997

                    Coleman Oil & Gas, Inc. and Subsidiaries
                          CONSOLIDATED BALANCE SHEETS
                           October 31, 1996 and 1995
                               and July 31, 1997

                       ASSETS
                                                                1996                1995              July 31, 1997
                                                             -----------          -----------       -----------------
                                                                                                         (unaudited)
CURRENT ASSETS
    Cash                                                     $ 1,462,636          $   922,280         $ 1,320,143
    Accounts receivable, net of $12,290, $3,727 and
         $13,525 allowance for doubtful accounts               4,696,863            4,637,593           6,568,381
    Inventory                                                  1,611,091            1,629,972           2,016,015
    Deposits                                                      83,892               87,593             127,965
    Income tax deposits                                           59,039               10,836           1,055,415
    Current maturities on notes receivable                            --               33,605                  --
    Other current assets                                         109,669               90,861             179,700
                                                             -----------          -----------         -----------
         Total current assets                                  8,023,190            7,412,740          11,267,619
PROPERTY AND EQUIPMENT - AT COST, net                         10,793,720           10,043,170          11,994,513
OTHER ASSETS
    Investments                                                  146,682               67,326             125,935
    Notes receivable, less current maturities                         --                4,039                  --
    Goodwill, net                                                 96,507              103,930              90,939
    Due from affiliates                                          187,768              375,179                  --
                                                             -----------          -----------         -----------
         Total other assets                                      430,957              550,474             216,874
                                                             -----------          -----------         -----------
                                                             $19,247,867          $18,006,384         $23,479,006
                                                             ===========          ===========         ===========
                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                         $   862,878          $ 1,112,211         $ 1,449,585
    Accrued liabilities                                          958,892              818,872           1,863,682
    Due to affiliates                                                 --                   --              75,245
    Current maturities of long-term debt                         220,363              368,809             781,436
                                                             -----------          -----------         -----------
         Total current liabilities                             2,042,133            2,299,892           4,169,948
LONG-TERM DEBT, net of current maturities                        660,526              920,083             672,997
DEFERRED TAXES                                                 2,044,000            2,009,000           2,044,250
OTHER LONG-TERM LIABILITIES                                       33,333               16,667              45,833
CONTINGENCIES AND COMMITMENTS                                         --                   --                  --
STOCKHOLDERS' EQUITY
    Common stock - authorized 50,000 shares of $1
       par value; issued and outstanding 1,000 shares              1,000                1,000               1,000
    Additional paid-in capital                                   377,560              377,560             377,560
    Net unrealized holding gain on securities
       available for sale                                         41,344                   --              41,344
    Retained earnings                                         14,047,971           12,382,182          16,126,074
                                                             -----------          -----------         -----------
         Total stockholders' equity                           14,467,875           12,760,742          16,545,978
                                                             -----------          -----------         -----------
                                                             $19,247,867          $18,006,384         $23,479,006
                                                             ===========          ===========         ===========





The accompanying notes are an integral part of these statements.

                    Coleman Oil & Gas, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF EARNINGS
                     Years ended October 31, 1996 and 1995
                  and Nine Months Ended July 31, 1997 and 1996

                                                                                                         Nine Months Ended
                                                                                                              July 31
                                                                                                    --------------------------
                                                             1996                  1995                1997            1996
                                                          -----------           -----------         -----------    -----------
                                                                                                            (unaudited)
 Revenue                                                  $28,973,229           $25,493,245         $26,608,946    $20,855,827

 Cost of sales and operating expenses                      23,594,909            21,122,119          20,884,641     17,195,523
                                                          -----------           -----------         -----------    -----------

          Gross profit                                      5,378,320             4,371,126           5,724,305      3,660,304

 General and administrative expenses                        3,034,845             2,844,374           2,564,582      2,189,295
                                                          -----------           -----------         -----------    -----------

          Operating income                                  2,343,475             1,526,752           3,159,723      1,471,009

 Other income and (expense)
     Dividend and interest income                             109,634                70,042              77,976         66,104
     Interest expense                                         (99,145)             (120,597)            (20,202)       (30,734)
     Gain on disposal of assets                                   508                36,334              33,983            508
     Other income                                             276,317               160,310             177,623        203,861
                                                          -----------           -----------         -----------    -----------

                                                              287,314               146,089             269,380        239,739
                                                          -----------           -----------         -----------    -----------

          Earnings before income taxes                      2,630,789             1,672,841           3,429,103      1,710,748

 Income taxes                                                 965,000               540,000           1,351,000        673,000
                                                          -----------           -----------         -----------    -----------

          NET EARNINGS                                    $ 1,665,789           $ 1,132,841         $ 2,078,103    $ 1,037,748
                                                          ===========           ===========         ===========    ===========





The accompanying notes are an integral part of these statements.

                    Coleman Oil & Gas, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     Years ended October 31, 1996 and 1995
                  and Nine Months Ended July 31, 1997 and 1996

                                                                                                         Nine Months Ended
                                                                                                              July 31
                                                                                                    --------------------------
                                                             1996                  1995                1997            1996
                                                          -----------           -----------         -----------    -----------
                                                                                                            (unaudited)
 Common stock
     Beginning balance                                    $     1,000           $     1,000         $      1,000    $     1,000
                                                          -----------           -----------         ------------    -----------

     Ending balance                                             1,000                 1,000                1,000          1,000
                                                          -----------           -----------         ------------    -----------

 Additional paid-in capital
     Beginning balance                                        377,560               377,560              377,560        377,560
                                                          -----------           -----------         ------------    -----------

     Ending balance                                           377,560               377,560              377,560        377,560
                                                          -----------           -----------         ------------    -----------

 Retained earnings
     Beginning balance                                     12,382,182            11,249,341           14,047,971     12,382,182
     Net earnings                                           1,665,789             1,132,841            2,078,103      1,037,748
                                                          -----------           -----------         ------------    -----------

     Ending balance                                        14,047,971            12,382,182           16,126,074     13,419,930
                                                          -----------           -----------         ------------    -----------

 Unrealized holding gains (net)
     Beginning balance                                             --                    --                   --             --

     Net change during year or period                          41,344                    --               41,344             --
                                                          -----------           -----------          -----------   ------------

     Ending balance                                            41,344                    --               41,344             --
                                                          -----------           -----------          -----------    -----------

          Total stockholders' equity                      $14,467,875           $12,760,742          $16,545,978    $13,798,490
                                                          ===========           ===========          ===========    ===========





The accompanying notes are an integral part of these statements.

                    Coleman Oil & Gas, Inc. and Subsidiaries
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended October 31, 1996 and 1995
                  and Nine Months Ended July 31, 1997 and 1996

                                                                                                        Nine Months Ended
                                                                                                             July 31
                                                                                                   --------------------------
                                                            1996                  1995                1997            1996
                                                         -----------           -----------         -----------    -----------
                                                                                                           (unaudited)
Cash flows from operating activities
    Cash received from customers                        $ 29,358,879          $ 25,517,573         $25,126,101     $21,726,100
    Cash paid to suppliers and employees                 (24,993,391)          (22,295,041)        (22,566,613)    (18,740,462)
    Interest and dividends received                          109,634                70,042              77,976          66,104
    Interest paid                                           (101,336)             (129,769)            (20,680)        (33,403)
    Income taxes paid                                     (1,003,333)             (430,178)         (1,076,492)       (659,316)
                                                        ------------          ------------         -----------     -----------
         Net cash provided by operating activities         3,370,453             2,732,627           1,540,292       2,359,023

Cash flows from investing activities
    Proceeds on notes receivable                              37,644                37,728                  --              --
    Proceeds from disposal of assets                          29,858               142,080                  --          37,644
    Proceeds from sale of investments                             --                81,005                  --           7,865
    Proceeds from sale of securities                              --                    --              20,747              --
    Purchase of available-for sale securities                (12,882)                   --                  --              --
    Purchase of property and equipment                    (2,376,714)           (1,320,407)         (2,277,077)     (1,877,672)
                                                        ------------          ------------         -----------     -----------
         Net cash used by investing activities            (2,322,094)           (1,059,594)         (2,256,330)     (1,832,163)

Cash flows from financing activities
    Principal payments of note payable - bank                     --              (300,000)                 --              --
    Principal payments of long-term debt                    (508,003)             (892,459)           (226,445)       (232,139)
    Proceeds from issuance of long-term debt                      --               200,000             800,000              --
                                                        ------------          ------------         -----------     -----------
         Net cash used by financing activities              (508,003)             (992,459)            573,545        (232,139)
                                                        ------------          ------------         -----------     -----------

Net increase in cash and cash equivalents
                                                             540,356               680,574            (142,493)        294,721

Cash and cash equivalents at beginning of year               922,280               241,706           1,462,636         922,280
                                                        ------------          ------------         -----------     -----------
Cash and cash equivalents at end of year                $  1,462,636          $    922,280         $ 1,320,143     $ 1,217,001
                                                        ============          ============         ===========     ===========





The accompanying notes are an integral part of these statements.

                    Coleman Oil & Gas, Inc. and Subsidiaries
               CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                     Years ended October 31, 1996 and 1995
                  and Nine Months Ended July 31, 1997 and 1996

Reconciliation of Net Earnings to Net Cash Provided by Operating Activities

                                                                                                        Nine Months Ended
                                                                                                             July 31
                                                                                                   --------------------------
                                                            1996                  1995                1997            1996
                                                         -----------           -----------         -----------    -----------
                                                                                                           (unaudited)
Net earnings                                              $1,665,789            $1,132,841         $2,078,103      $1,037,748
Adjustments to reconcile net earnings to net
   cash provided by operating activities
    Depreciation and amortization                          1,704,236             1,668,159          1,115,835       1,268,186
    Gain on retirement of assets                                (508)              (36,334)           (33,983)           (508)
    Deferred taxes                                             9,870              (128,000)               250              --
    Decrease (increase) in assets
         Accounts receivable                                 (59,270)             (123,356)        (1,967,369)        481,769
         Inventories                                          18,881              (493,291)          (404,924)        (51,941)
         Deposits                                              3,701                35,921            (44,073)        (52,707)
         Other assets                                        120,400               208,986           (707,543)       (537,634)
    Increase (decrease) in liabilities
         Accounts payable                                   (249,332)              543,465            586,706          35,792
         Accrued expenses                                    140,020               (92,431)           904,790         165,818
         Other long-term liabilities                          16,666                16,667             12,500          12,500
                                                          ----------            ----------         ----------      ----------
         Net cash provided by operating activities        $3,370,453            $2,732,627         $1,540,292      $2,359,023
                                                          ==========            ==========         ==========      ==========

 Non-cash investing activities

          During the years ending October 31, 1996 and 1995, the company financed the purchase of fixed assets in the amounts of $100,000 and $815,040.





The accompanying notes are an integral part of these statements.

                    Coleman Oil & Gas, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           October 31, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES

     Coleman Oil & Gas, Inc. is a producer of oil and gas properties. Its subsidiaries provide various services to the oil and gas industry in northwest New Mexico and surrounding states. These services include drilling, well servicing, trucking, water disposal and the sale of oilfield equipment and supplies.

     This summary of significant accounting policies of Coleman Oil & Gas, Inc. and Subsidiaries (the company) is presented to assist in understanding the company's consolidated financial statements. These accounting policies, which conform to generally accepted accounting principles, have been consistently applied in the preparation of the consolidated financial statements. The consolidated financial statements and notes are representations of the company's management, who is responsible for their integrity and objectivity.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     1.     Principles of Consolidation

     The consolidated financial statements include the accounts of Coleman Oil & Gas, Inc. and its subsidiaries, Big A Well Service Co., Sunco Trucking Co., Justis Supply Co., Inc., and O & G Supply, Inc. All significant intercompany transactions have been eliminated.

     2.     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in-first-out method.

     3.     Depreciation and Amortization

     Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using both accelerated and straight-line methods. Goodwill on acquisition of subsidiaries is amortized over 15 years.

     4.     Income Taxes

     The company has adopted Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes,", and all disclosures are made in accordance with those rules.

                   Coleman Oil & Gas, Inc. and Subsidiaries
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          October 31, 1996 and 1995


     5.     Statement of Cash Flows

     For purposes of the Statement of Cash Flows, the company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     6.     Investments

     On November 1, 1995 the company adopted Statement of Financial Accounting Standard 115. Investments consist of marketable equity securities. These securities are available for sale and stated at estimated fair value. Any unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity.

     7.     Oil and Gas Properties

     The company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

     Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

     On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion and amortization with a resulting gain or loss recognized in income.

     On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

                    Coleman Oil & Gas, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           October 31, 1996 and 1995


NOTE B - INVESTMENT SECURITIES

     Cost of available-for-sale securities was $80,208 and $67,326 at October 31, 1996 and 1995. At October 31, 1996 unrealized gains were $66,474.


NOTE C - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                       1996              1995
                                                   -------------     ------------
     Assets at cost
          Land                                     $     353,509     $    353,509
          Buildings                                    1,080,673          733,029
          Equipment, furniture and fixtures           28,543,760       27,019,759
          Capitalized oil and gas properties           1,387,447          952,845
                                                   -------------     ------------
                                                      31,365,389       29,059,142

     Accumulated depreciation and depletion           20,571,669       19,015,972
                                                   -------------     ------------

                                                   $  10,793,720     $ 10,043,170
                                                   =============     ============

                    Coleman Oil & Gas, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           October 31, 1996 and 1995


NOTE D - LONG-TERM DEBT

     Long-term debt consists of:

                                                                1996           1995
                                                              ---------     ----------
     7.9% to 9.75% notes payable, due in monthly
          installments totaling $7,773, including
          interest and annual installments of $16,200,
          maturities vary through September 1996, secured
          by trucks                                           $      --     $    7,401
     Prime + 0.55% (9.3%) note payable due in monthly
          installments of $10,279, including interest,
          through May 1997, secured by equipment                     --        194,527
     Prime + 0.55% (9.3%) note payable due in monthly
          installments of $5,341, including interest
          through November 1995, secured by equipment,
          inventory and accounts receivable                          --         62,230
     Prime + 0.55% (8.3%) note payable due in monthly
          installments of $1,554, including interest,
          through May 1997, secured by truck                         --         28,651
     Prime + 0.55% (9.3%) note payable due in monthly
          installments of $1,963, including interest,
          through October 1996, secured by truck                     --         23,140
     Prime + 0.25% (8.5%) note payable due in monthly
          installments of $1,845, including interest,
          through September 1997, secured by truck               19,733         39,407
     Prime + 0.55% (8.8%) note payable due in monthly
          installments of $1,878, including interest,
          through May,  1998, secured by truck                   32,860             --
     Prime + 0.55% (8.8%) note payable due in monthly
          installments of $1,885, including interest,
          through July, 1998, secured by truck                   36,201             --
     Prime + 0.55% (9.3%) note payable due in monthly
          installments of $6,064, including interest,
          through September 1997, secured by building,
          inventory, receivables, and equipment                 421,000        453,674
     Prime + 0.55% (9.3%) note payable due in monthly
          installments of $7,316, including interest,
          through July 1999, secured by oil and gas
          mortgage                                              214,593        279,862
     Prime + 0.55% (9.3%) note payable due in monthly
          installments of $5,034, including interest,
          through October 1999, secured by inventory,
          equipment, and accounts receivable                    156,502        200,000
                                                              ---------     ----------

                                                                880,889      1,288,892

     Less current maturities                                    220,363        368,809
                                                              ---------     ----------

                                                              $ 660,526     $  920,083
                                                              =========     ==========

                    Coleman Oil & Gas, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           October 31, 1996 and 1995


NOTE D - LONG-TERM DEBT - Continued

     Annual long-term debt maturities for the next five years follow:

             1997                                                     $219,399
             1998                                                      203,057
             1999                                                      163,320
             2000                                                       49,589
          Later years                                                  191,551
                                                                      --------
                                                                      $880,889
                                                                      ========



NOTE E - INCOME TAXES

     Components of income tax expense follow:

                                                     1996           1995
                                                  ---------      ---------
     Current
           Federal tax expense                    $ 811,860      $ 549,000
           State tax expense                        143,270        119,000
                                                  ---------      ---------
                                                    955,130        668,000
     Deferred
           Federal tax expense (benefit)              8,390       (108,000)
           State expense (benefit)                    1,480        (20,000)
                                                  ---------      ---------
                                                      9,870       (128,000)
                                                  ---------      ---------

                                                  $ 965,000      $ 540,000
                                                  =========      =========

     Income tax expense differs from the expected tax expense (computed using statutory rates) as a result of the following:

                                                    1996           1995
                                                  ---------      ---------
     Computed "expected" tax expense              $ 894,468      $ 568,799
     State income tax, net of Federal benefit        99,004         65,138
     Other                                          (28,472)       (93,937)

                                                  $ 965,000      $(540,000)
                                                  =========      =========

                    Coleman Oil & Gas, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           October 31, 1996 and 1995


NOTE E - INCOME TAXES - Continued

     Deferred tax expense results from timing differences in the recognition of income and expense for income tax and financial statement purposes. The sources of these differences and their tax effects follow:

                                                             1996           1995
                                                         ----------      ----------
     Tax depreciation over (under) book depreciation     $  (51,013)     $ (191,008)
     Other, net                                              60,883          63,008
                                                         ----------      ----------

                                                         $    9,870      $ (128,000)
                                                         ==========      ==========

     Deferred tax liabilities as of October 31, 1996 and 1995, consisted of the following:

                                                            1996            1995
                                                         ----------      ----------
     Deferred taxes
          Property and equipment                         $1,827,777      $1,882,756
          Other                                             216,223         126,244
                                                         ----------      ----------

                                                         $2,044,000      $2,009,000
                                                         ==========      ==========


NOTE F - EMPLOYEE BENEFIT PLANS

     The company has a profit sharing plan covering substantially all employees. Annual contributions are made at the discretion of the Board of Directors. Contributions were $325,000 and $200,000 for the years ending October 31, 1996 and 1995.

     Effective November 1, 1995, the company established a 401(k) plan covering substantially all employees. Contributions to this plan are made exclusively by employees.

     The subsequent sale of subsidiary assets, discussed in Note L, will result in the termination of these employee benefit plans. The terminations are not anticipated to have any significant effect on the financial statements of the company.


NOTE G - TRANSACTIONS WITH RELATED PARTIES

     The Coleman Oil & Gas, Inc. and Subsidiaries consolidated balance sheet includes the following balances involving related parties:

                                                            1996           1995
                                                         -----------     ----------
     Due from affiliate
          Major stockholder                              $   123,166     $  126,460
          Montezuma Well Service, Inc.                        64,602        248,719

                    Coleman Oil & Gas, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           October 31, 1996 and 1995


NOTE G - TRANSACTIONS WITH RELATED PARTIES - Continued

     Montezuma Well Service, Inc. is a corporation owned, in part, by the major stockholder of Coleman Oil & Gas, Inc. Montezuma Well Service, Inc. pays Coleman Oil & Gas, Inc. administrative fees amounting to $66,300 in the years ending in 1996 and 1995. Leases involving related parties are discussed in note K.


NOTE H - CONCENTRATION OF RISK

     The company grants credit to its customers in the ordinary course of business. Accounts receivable are concentrated in the oil and gas industry. Generally, the company does not require collateral for these accounts receivable.


NOTE I - CONTINGENCIES AND COMMITMENTS

     The company has been named as a "potentially responsible party" by the Environmental protection Agency (EPA) in their investigation of contamination of a local landfill. The EPA has indicated that they have no evidence the company ever used the landfill, but have identified several local oilfield trucking companies, as well as other local entities, as "potentially responsible parties". There has been no activity on this issue since January 1994. Future liability of the company for cleanup costs is unknown. Accordingly, these financial statements do not reflect any provision for loss relating to this matter.


NOTE J - WATER DISPOSAL SITE

     Sunco Trucking Co., a subsidiary of the company, operates a water disposal site where oil field waste water is accepted for treatment. The cost of this disposal site is being depreciated over its expected life. The company has estimated it will cost $250,000 to close the site at the end of its expected life. The company is accumulating funds to pay these closing costs, and accruing the related liability over a term of 15 years. This accrued liability is included in the financial statements in other long-term liabilities.


NOTE K - LEASES

     The company leases property from the major stockholder. The total lease payments made to the major stockholder during the years ending October 31, 1996 and 1995, were $371,276 and $253,579. Leases with the major stockholder are month-to-month with a 90-day cancellation clause. Minimum future lease payments on these leases total $91,942.

                    Coleman Oil & Gas, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           October 31, 1996 and 1995



NOTE L - SUBSEQUENT EVENTS

     On July 17, 1997, the corporation signed a letter of intent to sell substantially all of the assets of Big A Well Service, Inc., Sunco Trucking Company, Inc., and Justis Supply, Inc. The sale is expected to be effective in August, 1997. The assets will be sold at a price in excess of book value. No adjustment has been made to these financial statements to reflect the proposed sale.

                             Key Energy Group, Inc.
               Unaudited Pro Forma Combined Financial Statements


The Unaudited Pro Forma Combined Financial Statements of Key Energy Group, Inc. ("Key" or the "Company") have been prepared to give effect to the acquisition of primarily all the assets and liabilities of Coleman Oil and Gas, Inc. ("Coleman"), and all of the capital stock of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. (collectively "Ram/Rowland") and Well-Co Oil Service, Inc. ("Wellco") as if such transactions had taken place on September 30, 1997 for purposes of the Unaudited Pro Forma Condensed Balance Sheet and as of July 1, 1996 for purposes of the Unaudited Pro Forma Condensed Statements of Operations. The Unaudited Pro Forma Combined Financial Statements of the Company are not necessarily indicative of the financial results for the periods presented had Coleman, Ram/Rowland and Wellco taken place on July 1, 1996 or July 1, 1997. In addition, future results may vary significantly from the results reflected on the accompanying Unaudited Pro Forma Combined Financial Statements because of, among other factors, changes in products and service prices, future oil and gas production declines and future acquisitions. This information should be read in conjunction with the consolidated financial statements of Key (and related footnotes) and the financial statements of Coleman, Ram/Rowland and Wellco.

                       Key Energy Group and Subsidiaries
                   Unaudited Pro Forma Combined Balance Sheet
                            as of September 30, 1997

                                 (in thousands)

                                                     The                         Pro Forma    Pro Forma
                                                   Company        Coleman         Entries      Combined
                                                 ----------      ----------     -----------   ---------
Assets:
Current Assets:
 Cash                                            $  49,276         $  1,808     $  (922)(a)   $ 50,162
Accounts receivable, net                            64,909            7,327        (487)(a)     71,420
                                                                                   (329)(b)
Inventories                                          6,421            2,032         (17)(a)      8,436
Prepaid expenses and other                             995            1,215      (1,135)(a)        995
                                                                                    (80)(c)
                                                 ---------         --------                   --------


Total Current Assets                               121,601           12,382                    131,013

Property and Equipment:
Oilfield service equipment                         301,313           26,506      (1,541)(c)    326,278
Oil and gas well drilling equipment                  6,658               --                      6,658
Motor vehicles                                      11,848            1,656        (942)(c)     12,562
Oil and gas properties and related equipment,
  successful efforts method                         25,680            4,179      (4,179)(a)     25,680
Furniture and equipment                              1,980              281        (189)(c)      2,072
Buildings and land                                  10,059              616        (307)(c)     10,368

Accumulated depreciation and depletion             (23,890)         (21,259)        586 (a)    (23,890)
                                                                                 20,673 (c)
                                                 ---------         --------                   --------

Net property and equipment                         333,648           11,979                    359,728

Other assets                                        45,979            3,832        (241)(a)     45,979
                                                                                 (3,591)(c)
                                                 ---------         --------                   --------

 Total Assets                                    $ 501,228         $ 28,193                   $536,720
                                                 =========         ========                   ========

See accompanying notes to unaudited pro forma combined financial statements.

                       Key Energy Group and Subsidiaries
                   Unaudited Pro Forma Combined Balance Sheet
                            as of September 30, 1997

                                 (in thousands)

                                                     The                         Pro Forma    Pro Forma
                                                   Company        Coleman         Entries      Combined
                                                 ----------      ----------     -----------   ---------
Liabilities and Stockholders' Equity:
Current Liabilities:
 Accounts payable                                $  17,149         $  1,686      $  (154)(c)  $  18,681
 Other accrued liabilities                          20,947              572          200 (b)     21,719
Accrued interest                                       273               --                         273
Accrued income taxes                                 3,943            3,416       (1,779)(a)      3,943
                                                                                  (1,637)(c)
Deferred tax liability                                 126               --                         126
Current portion of long-term debt                    1,270              152                       1,422
                                                 ---------         --------                   ---------
Total Current Liabilities                           43,708            5,826                      46,164

Long-term debt                                     263,712            1,964       26,993 (d)    292,669
Deferred income taxes                               61,957            1,757       (1,757)(c)     61,957
Non-current accrued expenses                         4,015               49          (49)(c)      4,015
Minority interest                                       --               --                          --
Commitments and contingencies                           --               --                          --

Total Stockholders' Equity:
Common stock                                         1,795              166           (1)(a)      1,808
                                                                                    (165)(c)
                                                                                      13 (e)

Additional paid-in capital                         104,185            1,323         (378)(a)    108,251
                                                                                    (945)(c)
                                                                                   4,066 (e)

Retained earnings                                   21,856           17,108       (4,083)(a)     21,856
                                                                                 (13,025)(c)
                                                 ---------         --------                   ---------
Total Stockholders' equity                         127,836           18,597                     131,915

 Total Liabilities and Stockholders' Equity      $ 501,228         $ 28,193                   $ 536,720
                                                 =========         ========                   =========


See accompanying notes to unaudited pro forma combined financial statements.

                       Key Energy Group and Subsidiaries
              Unaudited Pro Forma Combined Statement of Operations
                           Twelve Months Ended 6/30/97

                      (in thousands, except per share data)


                                                        The                                               Pro Forma    Pro Forma
                                                      Company        Wellco      Ram/Rowland     Coleman   Entries     Combined
                                                     ---------      --------     -----------    ---------  -------     ---------
Revenue:
Oilfield services                                    $ 144,385      $ 23,007       $ 22,663      $ 33,458              $ 223,513
Oil and gas                                              8,180            --             --           603    (603)(a)      8,180
Oil and gas well drilling                                9,956            --             --            --                  9,956
Other, net                                               1,109           206            198           378    (122)(a)      1,769
                                                     ---------      --------       --------      --------              ---------
                                                       163,630        23,213         22,861        34,439                243,418

Costs and Expenses:
Oilfield service                                       100,366        17,937         15,394        24,954                158,651
Oil and gas                                              3,030            --             --           307    (307)(a)      3,030
Oil and gas well drilling                                8,155            --             --            --                  8,155
Depreciation, depletion and amortization                11,420         1,197          1,672         1,560   1,209 (f)     17,058
General and administrative                              18,522         1,522          2,157         3,330    (449)(a)     24,183
                                                                                                             (899)(g)
Interest                                                 7,535           342             47            88     (62)(a)     12,219
                                                                                                            4,269 (h)
                                                     ---------      --------       --------      --------              ---------
                                                       149,028        20,998         19,270        30,239                223,296


Income before income taxes and minority interest        14,602         2,215          3,591         4,200                 20,122
Income tax expense                                       5,500           889            224         1,585    (620)(i)      7,578
Minority interest in net loss                                4            --             --            --                      4
                                                     ---------      --------       --------      --------              ---------

Net Income                                           $   9,098      $  1,326       $  3,367      $  2,615              $  12,540
                                                     =========      ========       ========      ========              =========


Earnings Per Share:
Income before income taxes and minority interest     $    1.20                                                         $    1.60

Net Income                                           $    0.75                                                         $    1.00

Weighted average shares outstanding                     12,205           240                          125                 12,570

See accompanying notes to unaudited pro forma combined financial statements.

                       Key Energy Group and Subsidiaries
              Unaudited Pro Forma Combined Statement of Operations
                           Three Months Ended 9/30/97

                      (in thousands, except per share data)

                                                       The                                   Pro Forma     Pro Forma
                                                     Company    Ram/Rowland    Coleman       Entries       Combined
                                                     --------   -----------    --------      ---------     --------
Revenue:
Oilfield services                                    $ 69,498     $  3,690     $ 10,002                    $ 83,190
Oil and gas                                             2,154           --          140           (140)(a)    2,154
Oil and gas well drilling                               2,823           --           --                       2,823
Other, net                                              1,081           16           18             45 (a)    1,160
                                                     --------     --------     --------                    --------
                                                       75,556        3,706       10,160                      89,327

Costs and Expenses:
Oilfield service                                       48,239        2,442        7,083                      57,764
Oil and gas                                               937           --          (22)            22 (a)      937
Oil and gas well drilling                               2,263           --           --                       2,263
Depreciation, depletion and amortization                5,147          272          587                       6,006
General and administrative                              7,701          174        1,341           (222)(a)    8,925
                                                                                                   (69)(g)
Interest                                                3,438           --            9            855 (h)    4,302
                                                     --------     --------     --------                    --------
                                                       67,725        2,888        8,998                      80,197


Income before income taxes and minority interest        7,831          818        1,162                       9,130
Income tax expense                                      2,893           --          447             98 (i)    3,438
Minority interest in net loss                              --           --           --                          --
                                                     --------     --------     --------                    --------

Net Income                                           $  4,938     $    818     $    715                    $  5,692
                                                     ========     ========     ========                    ========

Earnings Per Share:
Income before income taxes and minority interest     $   0.50                                              $   0.58

Net Income                                           $   0.32                                              $   0.36

Weighted average shares outstanding                    15,665                       125                      15,790

See accompanying notes to unaudited pro forma combined financial statements.

                             Key Energy Group, Inc.
                Notes to Unaudited Combined Financial Statements
                         June 30 and September 30, 1997

1.       Basis of Presentation

The accompanying Unaudited Pro Forma Combined Financial Statements of Key Energy Group, Inc. ("Key" or the "Company") have been prepared to give effect to the acquisition of primarily all the assets and liabilities of Coleman Oil and Gas, Inc. ("Coleman"), and all of the capital stock of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. (collectively "Ram/Rowland") and Well-Co Oil Service, Inc. ("Wellco"), as if such acquisitions had taken place on September 30, 1997 for purposes of the Unaudited Pro Forma Condensed Balance Sheet (with the exception of the Ram/Rowland and Wellco acquisitions which was previously reflected in the balance sheet of the Company) and as of July 1, 1996 for purposes of the Unaudited Pro Forma Condensed Statement of Operations (with the exception of the Wellco acquisition which was previously reflected in the September 30, 1997 statement of operations). The Coleman, Ram/Rowland and Wellco acquisitions are accounted for by the purchase method.

The Company - Represents the consolidated balance sheet of Key Energy Group, Inc. as of September 30, 1997 and the consolidated statements of operations of Key Energy Group, Inc. for the year ended June 30, 1997 and the 3 months ended September 30, 1997.

Coleman - Represents the consolidated balance sheet of Coleman Oil and Gas, Inc. and subsidiaries, which include Big A Well Service Co., Sunco Trucking Co. and Justis Supply Co. as of September 30, 1997, the combined statement of operations of Coleman Oil and Gas, Inc. and subsidiaries, which include Big A Well Service Co., Sunco Trucking Co. and Justis Supply Co. for the year ended June 30, 1997 and the combined statement of operations for the three months ended September 30, 1997. The individual entities of Coleman are being reported together, as they are considered related businesses. Only the assets and liabilities of Big A Well Service Co., Sunco Trucking Co. and Justis Supply Co. were acquired by the Company.


Ram/Rowland - Represents the combined statement of operations of Ram Oilwell Service, Inc. and Rowland Trucking Co. Inc. for the year ended June 30, 1997 and the combined statement of operations for the three months ended September 30, 1997. The individual entities of Ram/Rowland are being reported together, as they are considered related businesses.

Wellco - Represents the statement of operations of Well-Co Oil Service, Inc. for the year ended June 30, 1997.

2.       Pro Forma Entries

(a) To eliminate the assets, liabilities, revenues and expenses associated with Coleman's oil and gas operations, which were not acquired by the Company.

(b) To adjust the bad debt reserve for uncollectible balances and other accrued liabilities for unrecorded acquisition costs.

(c) To record the allocation of the purchase price to the assets acquired and liabilities assumed from Coleman using the purchase method of accounting. The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary, and therefore, subject to change.

(d) To record the additional borrowings under the Company's existing credit facility, proceeds of which were used to make the Coleman acquisition.

(e) To reflect the issuance of 125,000 shares of .10 par value common stock at a price of $32.625 per share.

(f) To record the estimated incremental depreciation for the property, plant and equipment acquired in the Coleman, Ram/Rowland and Wellco acquisitions.

(g) To record specifically identifiable decreases in general and administrative expenses related to the termination of individual employees and closure of facilities.

(h) To record incremental interest on the borrowings to finance the Coleman, Ram/Rowland and Wellco acquisitions.

(i)      To adjust pro forma income tax expense.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
------          -----------
 *2.1           Asset Purchase Agreement Among Key Four Corners, Inc., Key
                Energy Group, Inc., Coleman Oil & Gas Co., Big A Well Service
                Co., Sunco Trucking Co., Justis Supply Co., Inc. and George E.
                Coleman, dated September 2, 1997.

 *2.2           Real Estate Purchase and Sale Agreement among Coleman Oil & Gas
                Co., George E. Coleman and Key Four Corners, Inc., dated as of
                October 1, 1997.

 23.1           Consent of Chandler & Company LLP

-----------

*        Previously filed.